                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 19, 1997
                            Ugly Duckling Corporation
             (Exact name of registrant as specified in its charter)

Delaware                             20841                86-0721358
(State or other                   (Commission             (IRS Employer
jurisdiction of incorporation)    File Number)            Identification Number)

             2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016 (Address of principal executive offices)

Registrant's telephone number, including area code: (602) 852-6600

                                      NONE
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

      On September 19, 1997, Ugly Duckling Corporation through its subsidiaries (collectively, the "Company"), acquired substantially all of the operations and related assets of KARS-YES Holdings Inc., a Texas corporation ("Parent"), KARS-YES Financial Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Finance"), and KARS-YES Inc., a Delaware corporation and majority-owned subsidiary of Parent ("Retail" and together with Parent and Finance, "Sellers"), in the states of California, Georgia, Texas, and Florida. Some of the basic terms of the acquisition and of certain servicing arrangements in connection therewith are summarized below. The Agreement for Purchase and Sale of Certain Assets dated as of September 15, 1997 pursuant to which the acquisition was effected (the "Purchase Agreement") is attached hereto as Exhibit 2.1, and this summary is qualified in its entirety by reference to the full Purchase Agreement. The Portfolio Servicing Agreement and the Subservicing Agreement, each dated as of September 15, 1997, are attached hereto as Exhibit 10.1 and
Exhibit 10.2, respectively, and the description herein of the servicing and subservicing arrangements effected in connection with the acquisition are qualified in their entirety by reference to the full appropriate agreement.

      Prior to the acquisition, Sellers were engaged in the business of selling and financing used motor vehicles. Pursuant to the acquisition, the Company acquired the Sellers' headquarters facilities and twelve dealerships, six of which are located in California, two in Georgia, two in Florida, and two in Texas, in each case by lease or sublease, along with the related operations and the furniture, leasehold improvements, fixtures, equipment, supplies and intellectual property relating to the business purchased. The Company also acquired substantially all of the automobile inventory held by Sellers, subject to the right of the Company to cause Sellers to repurchase any inventory found to be unacceptable due to mechanical defect or failure during the fourteen day period following the closing. The Company assumed selected liabilities of Sellers consisting primarily of facilities leases and subleases, equipment leases and software license agreements, and certain obligations to employees of Sellers hired by the Company for accrued vacation and sick pay. The Company obtained the money to make the acquisition from borrowings under its credit facility with General Electric Capital Corporation. The Company intends to continue the business acquired using its own business practices.

      The Company did not acquire the portfolio of installment sales contracts held by Sellers, but did enter into a portfolio servicing agreement with Sellers pursuant to which a subsidiary of the Company agreed to administer and service the existing loan portfolio of Sellers for a fee. The Company and such subsidiary further entered into a subservicing agreement with respect to certain obligations of Finance to service receivables that had been previously securitized by a subsidiary of Finance for a fee.

      The purchase price of the assets acquired was approximately $5.8 million in cash, subject to the right to require Sellers to repurchase certain inventory as described above. In connection with the acquisition, the consent of the senior and subordinated lenders of Sellers was obtained and the Sellers represented and warranted that the trade creditors would be paid out of the purchase price.

Item 5.  Other Events


      On September 29, 1997, Champion Receivables Corp. II ("Receivables II"), the Company's newly-formed, wholly-owned, bankruptcy remote subsidiary, completed a securitization of approximately $104 million of automobile receivables obtained from the sale of automobiles at dealerships operated by subsidiaries of the Company, the purchase of receivables from independent third party dealers and bulk purchases from finance companies and sold approximately $85 million of Class A Certificates (with a coupon rate of 6.27%) pursuant to the securitization in a private placement. The receivables securitized include contracts purchased from Seminole Finance Corporation and E-Z Plan, Inc. or their affiliates in acquisitions effected by the Company in January and April of 1997, respectively. The assets of Receivables II include residuals in finance receivables and investments held in trust and are included in the Company's consolidated financial statements notwithstanding that the assets of Receivables II would not be available to satisfy claims of creditors of the Company on a consolidated basis.

      Failure to continue to identify new securitization participants and to periodically engage in securitization transactions would adversely affect the Company's cash flows and net earnings. The Company's ability to successfully complete securitizations in the future may also be affected by several factors, including the condition of securities markets generally, conditions in the asset-backed securities markets specifically, and the credit quality of the Company's portfolio.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

            (a)   Financial Statements of Business Acquired.

                  It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K no later than December 3, 1997.

            (b)   Pro Forma Financial Information.

                  It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K no later than December 3, 1997.

            (c)   Exhibits

            Exhibit Number    Description
            --------------    -----------
            2.1               Agreement for Purchase and Sale of Certain Assets
                              dated as of September 15, 1997. (1)

            10.1              Portfolio Servicing Agreement dated as of
                              September 15, 1997.

            10.2              Subservicing Agreement dated as of September 15,
                              1997.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

--------

        (1) The Company will furnish supplementally a copy of any omitted schedule to the Agreement of Purchase and Sale of Assets to the Commission upon request.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UGLY DUCKLING CORPORATION
                                           (Registrant)

Dated: October 2, 1997              By: /s/ Steven P. Johnson
                                       ----------------------------------------
                                       Steven P. Johnson, Senior Vice President
                                       and General Counsel

            Exhibit Index

            Exhibit Number    Description
            --------------    -----------
            2.1               Agreement for Purchase and Sale of Certain Assets
                              dated as of September 15, 1997. (1)

            10.1              Portfolio Servicing Agreement dated as of
                              September 15, 1997.

            10.2              Subservicing Agreement dated as of September 15,
                              1997.

--------

        (1) The Company will furnish supplementally a copy of any omitted schedule to the Agreement of Purchase and Sale of Assets to the Commission upon request.